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                                   EXHIBIT 4.2

                 COMPENSATION AGREEMENTS WITH GEORGE G. CHACHAS


                                Wenthur & Chachas
                                Attorneys at Law
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla ,California 92037
                                  May 15, 2001

Mr. Gregory J. Chachas
Covingham Capital Corp
174 Dorchester Drive
Salt Lake City, UT 84103

Re: Covingham Capital Corp.

Dear Dad:

         Per our discussion through and including the edgarizing and filing of the Form 10-QSB for the quarter ended March 31, 2001, an my bill for legal and edgarizing services would be $2,500 which I will accept 50,0000 shares of common stock as full payment.

         If you have any questions ore need additional information please feel free to call.

                                             Sincerely,

                                             /s/ George G. Chachas
                                             George G. Chachas


                                Wenthur & Chachas
                                Attorneys at Law
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla ,California 92037
                                  May 15, 2001

Mr. Gregory J. chachas
Covingham Capital Corp
174 Dorchester Drive
Salt Lake City, Ut 84103

Re: Covingham Capital Corp.

         Through the filing of the filing of the 2002 Form 10-KSB my bill for legal services is $2,500 which as previously, I will accept 50,000 shares of common stock as full payment.

         If you have any questions or need additional information please feel free to call.

                                             Sincerely,

                                             /s/ George G. Chachas
                                             George G. Chachas